                                                                    Exhibit 99.1


NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS AS OF
DECEMBER 31, 1999 AND 2000
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of Novazyme Pharmaceuticals, Inc.:

We have audited the accompanying balance sheets of Novazyme Pharmaceuticals, Inc. (a development stage company) (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2000 and the periods from inception (April 16, 1999) to December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novazyme Pharmaceuticals, Inc. (a development stage company) as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and the periods from inception (April 16, 1999) to December 31, 1999 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in a development stage and will require additional equity or debt to complete research and development of its products which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


/s/ Arthur Andersen LLP

Oklahoma City, Oklahoma,
    February 26, 2001

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
DECEMBER 31, 1999 AND 2000


ASSETS                                                                               1999               2000
------                                                                             --------           ------
CURRENT ASSETS:
    Cash and cash equivalents                                                   $       89,220     $    5,525,240
    Other current assets                                                                11,933                750
                                                                                --------------     --------------

             Total current assets                                                      101,153          5,525,990
                                                                                --------------     --------------

EQUIPMENT, FURNITURE AND FIXTURES:                                                     229,347          2,316,556
    Less- Accumulated depreciation                                                      (4,138)          (118,002)
                                                                                --------------     --------------

             Total equipment, furniture and fixtures, net                              225,209          2,198,554
                                                                                --------------     --------------

INTANGIBLE ASSETS, net                                                                  17,142             18,763

DEPOSITS                                                                                 -                 45,293
                                                                                --------------     --------------

             Total assets                                                       $      343,504     $    7,788,600
                                                                                ==============     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                            $      230,919     $      733,833
    Accrued liabilities                                                                  -                 93,281
    Short-term notes payable                                                            35,000            130,000
    Current portion of lease obligations payable                                         -                 79,966
                                                                                --------------     --------------

             Total current liabilities                                                 265,919          1,037,080
                                                                                --------------     --------------

LONG-TERM LIABILITIES:
    Lease obligation payable                                                             -                110,708
    Convertible debentures                                                               -                562,500

COMMITMENTS AND CONTINGENCIES

SERIES A, REDEEMABLE, CONVERTIBLE, CUMULATIVE, PARTICIPATING PREFERRED STOCK
                                                                                         -              8,580,931

SHAREHOLDERS' EQUITY (DEFICIT):
    Common stock, $0.01 par value, 4,000,000 shares authorized, and 1,084,134 and 1,312,144 shares issued and outstanding at December 31,
      1999 and 2000, respectively                                                       10,841             13,121
    Additional paid-in capital                                                         361,360          1,689,399
    Deficit accumulated during the development stage                                  (294,616)        (4,205,139)
                                                                                --------------     --------------

             Total shareholders' equity (deficit)                                       77,585         (2,502,619)
                                                                                --------------     --------------

             Total liabilities and shareholder's equity (deficit)               $      343,504     $    7,788,600
                                                                                ==============     ==============

The accompanying notes are an integral part of these balance sheets.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIODS FROM
INCEPTION (APRIL 16, 1999) TO DECEMBER 31, 1999 AND 2000



                                                                          April 16,                           April 16,
                                                                           1999 to          Year Ended         1999 to
                                                                         December 31,      December 31,      December 31,
                                                                             1999              2000              2000
                                                                           --------          --------          ------
REVENUES:
    Grant revenue                                                       $       -          $     250,000     $     250,000

OPERATING EXPENSES:
    Research and development                                                  284,616          2,015,784         2,300,400
    General and administrative                                                  -              1,995,218         1,995,218
                                                                        -------------      -------------     -------------

             Total operating expenses                                         284,616          4,011,002         4,295,618
                                                                        -------------      -------------     -------------

OPERATING LOSS                                                               (284,616)        (3,761,002)       (4,045,618)

OTHER INCOME (EXPENSE):
    Interest income                                                             -                137,880           137,880
    Interest expense                                                          (10,000)           (84,467)          (94,467)
                                                                        -------------      -------------     -------------

             Total other income (expense), net                                (10,000)            53,413            43,413
                                                                        -------------      -------------     -------------

             Net loss                                                        (294,616)        (3,707,589)       (4,002,205)

DIVIDENDS ON PREFERRED STOCK                                                    -               (202,934)         (202,934)
                                                                        -------------      -------------     -------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                              $    (294,616)     $  (3,910,523)    $  (4,205,139)
                                                                        =============      =============     =============

Basic net loss applicable to common shareholders per common share
                                                                        $        (.28)     $       (3.19)    $       (3.65)
                                                                        =============      =============     =============

Weighted average common shares used to compute basic net loss per
    common share                                                            1,034,700          1,225,460         1,151,620
                                                                        =============      =============     =============




The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD FROM
INCEPTION (APRIL 16, 1999) TO DECEMBER 31, 2000



                                                                                          Deficit
                                                                                        Accumulated
                                               Common Stock             Additional       During the          Total
                                             ----------------            Paid-in-       Development      Shareholders'
                                         Shares          Amount          Capital           Stage        Equity (Deficit)
                                       ----------      ----------      -----------       ---------      ----------------
Issuance of common stock                1,084,134     $    10,841      $    361,360    $        -        $      372,201
Net loss                                    -               -                 -              (294,616)         (294,616)
                                      -----------     -----------      ------------    --------------    --------------

Balance, December 31, 1999              1,084,134          10,841           361,360          (294,616)           77,585

Issuance of common stock                  228,010           2,280         1,241,039             -             1,243,319
Accrued preferred stock dividends           -               -                 -              (202,934)         (202,934)
Stock option compensation                   -               -                87,000             -                87,000
Net loss                                    -               -                 -            (3,707,589)       (3,707,589)
                                      -----------     -----------      ------------    --------------    --------------

Balance, December 31, 2000              1,312,144     $    13,121      $  1,689,399    $   (4,205,139)   $   (2,502,619)
                                      ===========     ===========      ============    ==============    ==============




The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIODS FROM
INCEPTION (APRIL 16, 1999) TO DECEMBER 31, 1999 AND 2000


                                                                             April 16,                          April 16,
                                                                              1999 to         Year Ended         1999 to
                                                                            December 31,     December 31,      December 31,
                                                                                1999             2000              2000
                                                                              --------         --------          ------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                $    (294,616)   $  (3,707,589)    $  (4,002,205)
    Adjustments to reconcile net loss to net cash used in operating activities-
        Depreciation and amortization                                               4,661          115,043           119,704
        Expenses paid with common stock                                            27,000          136,560           163,560
        Compensation expense related to stock options (see Note
           4)                                                                       -               87,000            87,000
    Change in operating assets and liabilities-
      Decrease (increase) in other current assets                                 (11,933)          11,183              (750)
      Increase in current liabilities                                             240,919          616,195           857,114
                                                                            -------------    -------------     -------------

             Net cash used in operating activities                                (33,969)      (2,741,608)       (2,775,577)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment and intangible assets                                 (247,012)      (2,090,009)       (2,337,021)
    Increase in other assets                                                        -              (45,293)          (45,293)
                                                                            -------------    -------------     -------------

             Net cash used in investing activities                               (247,012)      (2,135,302)       (2,382,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of preferred and common stock                              345,201        9,484,756         9,829,957
    Proceeds from sale of convertible debentures                                    -              562,500           562,500
    Proceeds from capital leases                                                    -              209,975           209,975
    Payments under capital leases                                                   -              (19,301)          (19,301)
    Proceeds from sale of short-term notes payable                                 25,000           75,000           100,000
                                                                            -------------    -------------     -------------

             Net cash provided by financing activities                            370,201       10,312,930        10,683,131

             Net increase in cash and cash equivalents                             89,220        5,436,020         5,525,240

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    -               89,220             -
                                                                            -------------    -------------     -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $      89,220    $   5,525,240     $   5,525,240
                                                                            =============    =============     =============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
    Accrued preferred stock dividends                                       $       -        $     202,934     $     202,934
                                                                            =============    =============     =============



The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 2000



1. ORGANIZATION:
   -------------

Novazyme Pharmaceuticals, Inc. (the "Company") (a development stage company), a biopharmaceutical company, applies innovative applications of glycobiology to the discovery and development of biotherapeutics for the treatment of human diseases that could profoundly enhance people's lives. On April 16, 1999, the Company was incorporated in Oklahoma as Targeted Therapy, Inc. During 2000, the name of the Company was changed to Novazyme Pharmaceuticals, Inc. and the Company's state of incorporation was relocated to Delaware.

The Company is presently working on a number of long-term development projects, which involve experimental and unproven technology, may require many years and substantial expenditures to complete, and may be unsuccessful. To date, the Company has not developed or sold any products, and no assurance can be given that the Company will be able to develop, manufacture or market any products in the future. In addition, no assurance exists that future revenues will be significant, that any sales will be profitable, or that the Company will have sufficient funds available to complete its research and development programs or market any products which it may develop.

To date, the Company has financed its operations primarily through the sale of common and preferred stock. In the future, the Company expects to incur substantial research and development expenditures as the Company develops biotherapeutics for the treatment of human diseases. Consequently, the Company expects that its operating losses will increase during 2001 and subsequent years because:

  o The Company expects to incur significant clinical trial costs for the Pompe, Mucopolysaccharidosis I, Fabry and other lysosomal storage disease drugs. These costs include:

         -- Hiring personnel to direct and carry out all operations related to clinical trials;
         -- Hospital and procedural costs;
         -- Services of a contract research organization; and -- Purchasing and formulating large quantities of the drugs to be used in such trials.

Furthermore, the Company anticipates that the administrative costs associated with these efforts will be significant. The amount and timing of expenditures will depend, among other things, on the Company's progress in ongoing research, clinical development and commercialization efforts. At present, the Company anticipates that it will require between $15 and $18 million, during 2001, to proceed with all of its drug development programs on the accelerated timelines followed in prior years.

The Company anticipates that it will need to raise substantial funds for future operations, which may be raised through collaborative arrangements, public or private issuance of debt or equity, or other arrangements. The Company expects that additional expenditures will be required if additional drug candidates enter clinical trials, which may require additional expenditures for laboratory space, scientific and administrative personnel, and services on contract research organizations. There can be no assurance that the Company will be able to obtain such additional financing on acceptable terms or in time to fund any necessary or desirable expenditures. In the event such financings are not obtained, the Company's drug development programs may be delayed, scaled back or eliminated; or the Company may be required to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of the Company's technologies, drug candidates or products that the Company would not otherwise relinquish. The Company's ability to raise additional funding is contingent upon a number of factors which include, (i) ongoing cost of research and development activities, (ii) cost of clinical development of drug candidates, (iii), attainment of research and clinical goals for drug candidates, (iv) timely approval of drug candidates by appropriate governmental and regulatory agencies, (v) effect of any current or future competitive products, (vi) ability to manufacture and market products commercially, (vii) retention of key personnel and (viii) capital market conditions.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in a development stage and will require additional equity or debt to complete research and development of its products which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

CASH AND CASH EQUIVALENTS

Cash equivalents are considered to be those securities or instruments with original maturities, when purchased, of three months or less. At December 31, 1999 and 2000, all cash was held in either demand accounts or certificates of deposit. These certificates do not carry early withdrawal penalties. Interest income is accrued as earned. The Company classified all investments as held to maturity. At December 31, 2000, the Company has certain cash and cash equivalents held with financial institutions in excess of the FDIC insured limits.

EQUIPMENT, FURNITURE AND FIXTURES

Equipment is stated at cost less accumulated depreciation. Depreciation of furniture and equipment is provided on the straight-line method over the estimated useful lives of the respective assets (5 years). Equipment held under a capital lease is depreciated on a straight-line basis over the shorter of the minimum lease term or the economic useful life of the assets.

INTANGIBLE ASSETS

Intangible assets consist primarily of patents and are amortized on a straight-line basis over ten years.

RESEARCH AND DEVELOPMENT COSTS

The Company conducts research and development activities internally and also engages scientists and clinicians at major academic and research institutions to conduct certain product development and clinical evaluation activities. Contracts governing external research specify periodic payment terms and the nature of the work required and, in some cases, may extend for a year or more. Internal research and development costs are expensed as incurred and external research and development contract costs are recognized as such amounts are payable over the contract term, which approximates the current value of services received.

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS PER COMMON SHARE

Basic net loss applicable to common shareholders per common share is calculated by dividing the net loss applicable to common shareholders, which is after preferred dividend requirements, by the weighted average number of common shares outstanding during the period. Preferred dividends accrued for the year ended December 31, 2000, totaled $202,934. For the year ended December 31, 2000, the weighted average common shares used to compute basic net loss applicable to common shareholders per common share totaled 1,225,460. For the periods from April 16, 1999 through December 31, 1999 and April 16, 1999 through December 31, 2000, weighted average common shares used to compute basic net loss appreciable to common shareholders per common share totaled 1,034,700 and 1,151,620, respectively. No diluted net loss applicable to common shareholders has been presented because conversion of securities convertible into common stock and the exercise of stock options and warrants would have been antidilutive.

REVENUE RECOGNITION

Revenue from grants is recognized as earned under the terms of the related grant agreements. Amounts received in advance of services to be performed under grant contracts are recorded as deferred revenue. There were no amounts recorded as deferred revenue at December 31, 1999 and 2000.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from these estimates.

3. CAPITAL STOCK:
   --------------

During 1999, the Company raised approximately $345,000 through the sale of approximately 73,000 shares of common stock to certain individuals. In addition, the Company issued 1,000,000 founders shares at minimal cost.

During 2000, the Company raised approximately $1.2 million through the sale of approximately 160,000 shares of common stock to certain individuals and institutions, subject to Regulation D of the Securities and Exchange Commission ("SEC"). The Company also raised approximately $8.3 million through the sale of 906,621 shares of 8% Cumulative, Redeemable, Convertible, Participating Preferred Stock ("Series A Preferred"). The shares of Series A Preferred are initially convertible on a one-for-one basis into common stock upon certain events. Dividends are accrued on the Series A Preferred at 8% per annum, whether or not declared by the board of directors, and totaled $202,934 as of December 31, 2000. All Series A Preferred dividends are cancelled upon conversion. In addition, the Series A Preferred shareholders participate in dividends to common shareholders on an equivalent basis as if it had been converted to common shares. The Series A Preferred is redeemable at the option of the holder at the earlier of September 2003 or the sale of the Company, at the higher of its liquidation value ($9.24 per share plus cumulative accrued dividends) or the fair value of the underlying common stock into which the Series A Preferred is convertible. As of December 31, 2000, none of the Series A Preferred has been converted.

During 1999 and 2000, the Company issued 29,008 shares of common stock valued at $163,560 to a certain vendor in full satisfaction for services rendered. The Company recorded an expense related to the issuance of these shares.

In addition, during 2000, the Company issued 50,000 shares of common stock pursuant to a license agreement with the University of Oklahoma.

4. STOCK OPTIONS AND WARRANTS:
   ---------------------------

On July 13, 2000, the Company adopted The 2000 Stock Option Plan ("2000 Plan") which allows for the issuance of incentive and non-qualified options to employees, directors, officers, non-employee independent contractors and non-employee directors, pursuant to which 350,000 shares of common stock are reserved for issuance out of authorized but unissued shares of the Company. At December 31, 2000, the 2000 Plan had 107,200 shares available for grant.

The Company applies APB Opinion 25 and related interpretations in accounting for the 2000 Plan, under which no compensation expense has been recognized related to the Company's stock option issuances, at market. Had compensation costs for the Company's stock-based compensation plan been determined consistent with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net loss and pro forma net loss applicable to common shareholders for the year ended December 31, 2000, would have been $3,987,196 and $3.26, respectively, and the period ended December 31, 1999 would have been $294,616 and $0.28, respectively. For the period from April 16, 1999 through December 31, 2000, the Company's pro forma net loss and pro forma net loss applicable to common shareholders would have been $4,281,812 and $3.72, respectively.

The fair value of options granted during the year ended December 31, 2000, and for the period from April 16, 1999 through December 31, 2000, for employee services were estimated on the date of grant using the Black-Scholes Pricing Model with the following weighted average assumptions: risk-free interest rate of 5.00 percent, expected life of 5 years, expected volatility of 0 percent and no dividends.

A summary of the status of the 2000 Plan as of December 31, 2000, and the changes during the year then ended is presented below:

                                                                                Weighted-Average
                                                                Options          Exercise Price
                                                                -------         ----------------
          Outstanding at January 1, 2000                           -                  $  -

          Granted                                                248,600                7.50
          Canceled                                                (5,800)               7.50
          Exercised                                                 -                    -
                                                             ------------

          Outstanding at December 31, 2000                       242,800               $7.50
                                                             ============

                                                                    December 31,
                                                                        2000
                                                                   -------------
           Weighted-average fair value of options granted
           during the year ended at an exercise price equal
           to market at issue date                                     $ 1.66

The following tables summarize information about the Company's stock options outstanding under the 2000 Plan, as of December 31, 2000:


                                                                 Weighted
                                               Weighted           Average                          Weighted
                                                Average       Exercise Price                        Average
                                               Remaining            of                          Exercise Price
             Option           Options      Contractual Life       Options          Options      of Exercisable
         Exercise Price     Outstanding                         Outstanding      Exercisable        Options
       ------------------ ---------------- ------------------ ---------------- --------------- ------------------
             $7.50            242,800         9.30 years          $7.50           10,000            $7.50

During 2000 the Company entered into a stock option agreement that would allow an officer of the Company to vest in up to 50,000 stock options upon the occurrence of certain events. The Company recognized $87,000 of expense, in 2000, related to these options which are included in general and administrative on the accompanying statements of operations.

The fair value of warrants issued during the year ended December 31, 2000, and for the period from April 16, 1999 through December 31, 2000 for other than employee services were estimated on the date of grant using the Black-Scholes Pricing Model with the following weighted average assumptions: risk-free interest rate of 5.00 percent, expected life of between 5 to 7 years, expected volatility of effectively 0 percent and no dividends. During 2000, a total of 44,500 warrants were issued for non-employee services, 7,000 at an exercise price of $7.50 expiring on April 27, 2005, and 37,500 at an exercise price of $8.25 expiring on May 5, 2007. As of December 31, 2000, all 44,500 warrants were still outstanding.

                                                                    December 31,
                                                                        2000
                                                                    ------------
       Weighted-average fair value of warrants issued
       during the year ended at an exercise price equal
       to market price at issue date                                    $1.66

       Weighted-average fair value of warrants issued
       during the year ended at an exercise price
       greater than market at issue date                                $1.69

Of the warrants shown above, 7,000 were issued in connection with non-employee services at an exercise price equal to market price at issue date and the resulting effect on net income was not material. The other 37,500 warrants shown above were issued pursuant to a license agreement at an exercise price in excess of market price at issue date. Subsequent to December 31, 2000, the 37,500 warrants were forfeited by their holder and were no longer outstanding. Accordingly, no accounting recognition was given to the warrants.

5. INCOME TAXES:
   -------------

At December 31, 1999 and 2000, the Company had deferred tax assets, totaling approximately $100,000 and $1,400,000, respectively, representing primarily net operating loss carryforwards. The Company has established a valuation allowance for the full amount of these deferred tax assets, as management believes that it is not more likely than not that the Company will recover these assets.

At December 31, 2000, the Company had net operating loss carryforwards of approximately $4,000,000 for federal income tax return purposes. Utilization of the Company's net operating loss carryforwards may be subject to certain limitations due to specific stock ownership changes which have occurred or may occur. To the extent not utilized, the carryforwards will expire beginning 2019.

6. EQUIPMENT, FURNITURE AND FIXTURES:
   ----------------------------------

Equipment, furniture and fixtures consist of the following:

                                                                          DECEMBER 31, 1999       DECEMBER 31, 2000
                                                                          -----------------       -----------------
       Laboratory and office equipment                                      $    229,347          $    944,683
       Construction-in-progress                                                    -                 1,371,873
                                                                          --------------          ------------

                                                                                 229,347             2,316,556
       Less- Accumulated depreciation                                             (4,138)             (118,002)
                                                                          --------------          ------------

                                                                            $    225,209           $ 2,198,554
                                                                          ==============          ============

Construction-in-progress consists of the costs related to the construction and equipping of a manufacturing facility ("GMP Facility") for the production of the Company's compounds under Good Manufacturing Practices ("GMP") as required by the Food and Drug Administration ("FDA"). The GMP Facility is being constructed and equipped by Certified Facilities, Inc. of Seattle, Washington under a turnkey contract totaling $1,669,259. The GMP Facility is scheduled for completion in April 2001.

7. RESEARCH AGREEMENT:
   -------------------

On May 18, 2000, the Company signed a strategic alliance agreement ("Neose Agreement") with Neose Technologies, Inc. ("Neose") to develop and potentially market a drug for the treatment of lysosomal storage diseases. Upon consummation of the transaction, Neose purchased $562,500 of 8% convertible subordinated debentures and received a seven-year common stock purchase warrant for 37,500 shares of common stock at an exercise price of $8.25 per share. At the date of grant, the fair value of the warrants was not significant and accordingly, no value was assigned to the grant of the warrants. Neose also had an obligation to purchase an additional $562,500 of 8% convertible subordinated debentures on the same terms as the original purchase upon receipt of certain data, and it had the option to enter into a 50/50 joint venture for the development of the Company's first drug to treat lysosomal storage diseases. On February 26, 2001, the Company renegotiated the Neose Agreement. Under the terms of the amended agreement, Neose relinquished its option to enter into the joint venture and the 37,500 share common stock purchase warrant. In addition, Neose was released from its obligation to purchase the second $562,500 of debentures and received 112,500 shares of the Series A Preferred stock, royalties on future potential licensing agreements and net sales of certain lysosomal storage disease drugs. In addition, they will also receive certain installment payments to be made by Novazyme.

8. LEASES:
   -------

In May 2000, the Company entered into capital lease financing arrangements to acquire certain equipment. The lease payments to be paid by the Company are for 3 years and provide for repayment of the equipment cost plus an interest charge. The Company accounts for this arrangement as a capital lease with the capital assets depreciated over the lease term. At December 31, 2000, the gross amount of equipment and related depreciation recorded under the capital lease was $250,000 and $62,500, respectively. The company also has noncancelable operating leases for laboratory and office space that expire over the next 5 to 6 years. Rental expense for operating leases during 1999 and 2000, was approximately $8,000 and $193,000, respectively.

Future minimum lease commitments as of December 31, 2000, are:

                                                                       Capital Leases      Operating Leases
                                                                       --------------      ----------------
      2001                                                                 $102,533          $  502,775
      2002                                                                  102,533             633,989
      2003                                                                   25,633             637,449
      2004                                                                    -                 640,909
      2005                                                                    -                 644,366
      Thereafter                                                              -                 529,798
                                                                         ----------         -----------

      Total minimum lease payments                                          230,699          $3,589,286
                                                                                            ===========

      Less- Amount representing interest                                     40,025
                                                                         ----------

      Total obligations under capital lease                                 190,674

      Less- Current portion                                                  79,966
                                                                         ----------

      Obligation under capital leases, net of current portion            $  110,708
                                                                         ==========

9. EMPLOYMENT AGREEMENT AND 401(K) PLAN:
   -------------------------------------

The Company has entered into employment agreements with certain officers of the Company which, among other things, provide for payment of bonuses upon attainment of certain milestones. No bonuses were earned or accrued as of December 31, 2000. In addition, one officer's employment agreement requires payment of one year's salary in the event of termination without cause.

The Company adopted a 401(k) plan, which became effective on June 15, 2000. Under the plan, all employees with three months of service are eligible to participate. The plan is funded primarily through voluntary employee salary deferrals. Beginning June 15, 2000, the Company began matching 50% of employee contributions up to a maximum of 6% of compensation. Employees vest in the employer contribution over a period of five years. The Company's contributions for 2000 and for the period from April 16, 1999 through December 31, 2000, was approximately $11,541. No contributions were made in 1999.